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                                                                   Exhibit 23.1


                       Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-19915 and 333-19917) pertaining to the 1993 Long-Term Incentive Plan and 1993 Non-Employee Director Stock Option Plan of our report dated February 5, 1999, with respect to the consolidated financial statements of Transkaryotic Therapies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


                                                        /s/ Ernst & Young LLP

Boston, Massachusetts
March 26, 1999